November 9, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the Exhibit to Reg S-K Item 304 of Infinity Q Diversified Alpha Fund’s Form N-CSR dated November 9, 2018, and we agree with the statements made therein.

 Sincerely,

BBD, LLP

cc:	Mr. Christopher Kashmerick
Trust for Advised Portfolios
2020 E Financial Way Ste 100,
Glendora, CA 91741